Contact:  Marc A. Grossman
                                                     Sr. Vice President -
                                                     Corporate Affairs
                                                     310-205-4030/212-371-5999

                                                     Kathy Shepard
                                                     VP-Corporate
                                                     Communications
                                                     310-205-7676/212-371-5999

                                                     Geoff Davis
                                                     Director -
                                                     Investor Relations
                                                     310-205-4541/212-371-5999
        FOR IMMEDIATE RELEASE

                 HILTON'S SLATE OF NOMINEES FOR ITT CORPORATION IS
                                APPARENTLY DEFEATED

              NEW YORK CITY, November 12, 1997 -- Hilton Hotels Corporation said today that its slate of nominees to the Board of Directors of ITT Corporation was apparently defeated at ITT's annual meeting. Hilton issued the following statement:

              "While the result, if confirmed, is disappointing and runs counter to the interests of ITT's shareholders, the fact is that the shareholders -- the owners of the company -- have spoken. In accordance with the terms of our offer, if the results are confirmed, Hilton's bid will be automatically withdrawn.

              "Despite the results of the election, we take pride in having fought long and hard to bring ITT's shareholders the opportunity to vote at all. More importantly, we did the right thing by our own shareholders by maintaining the strength and integrity of our great company by refusing to engage in an unrealistic bidding war. We look forward to continuing to create maximum value for our shareholders by successfully implementing our growth strategies, with a goal of achieving 25% -- plus annual growth in EPS and EBITDA for the next four to five years."

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